UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2015

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2015, Cabot Corporation (the "Company") entered into a $1 billion unsecured revolving credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the other lenders party thereto. Borrowings under the Credit Agreement may be made in multiple currencies and used for commercial paper support, working capital, letters of credit and other general corporate purposes. The facility matures on October 23, 2020, subject to two one-year extensions after the first and second anniversaries of the effective date of the Credit Agreement.

At the Company’s election, loans will bear interest at LIBOR plus an applicable margin of between 0.68% and 1.20%, depending on the Company’s credit ratings, or at the prime rate, and at similar applicable rates for foreign currency borrowings.

The Credit Agreement requires the Company to comply on a quarterly basis with a leverage test requiring consolidated total debt not to exceed consolidated EBITDA for the four quarters then ending by more than 3.50 to 1.00. Consistent with the Company’s former $750 million revolving credit agreement, the Credit Agreement also includes negative covenants limiting, subject to exceptions, the Company’s ability to incur liens and subsidiary indebtedness, among other customary restrictions, as well as customary representations and warranties, affirmative covenants and events of default, including cross defaults and a change of control default.

This description is a summary and is qualified in its entirety by reference to the Credit Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the period ending September 30, 2015.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with entering into the Credit Agreement, on October 23, 2015, the Company terminated its $750 million revolving credit agreement with JPMorgan Chase Bank, N.A. and the other lenders party thereto, which, by its terms, was scheduled to mature on October 3, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

October 23, 2015	By:	Eduardo E. Cordeiro

Name: Eduardo E. Cordeiro
Title: Executive Vice President and Chief Financial Officer